UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 30, 2012

INZON CORPORATION
(Exact name of registrant as specified in charter)

NEVADA	0-17345	41-1578316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

238 N.E. First Avenue, Delray Beach FL 33444
(Address of principal executive offices)

(561) 279-8200
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 30, 2012, Jennifer Q. Wang, Zhen Hua Wang and Chun Xiang Yan were appointed as new members of the Board of Directors (the “Board”) of the Company.

Additionally, on April 30, 2012, David F. Levy and Richard Dea each submitted his resignation as the Chief Executive Officer and Chief Financial Officer, respectively, of the Company. Immediately effective upon the resignations, the following actions occurred: (i) Bok Wong was appointed as the Chief Executive Officer of the Company, (ii) Chun Ka Tsun was appointed as the Chief Financial Officer of the Company and (iii) Ms. Wang was appointed as the Chief Operating Officer of the Company.

In addition to being a current member of the Board of the Company, Mr. Bok Wong is currently Chief Executive Officer and Chairman of Board, of Aspire International Inc.  Prior to that, he co-founded Perfisans Networks in February 2001, and has acted as its Vice President of Operations since its inception. In November 2006, he was promoted to be the President and Chief Executive Officer of the company.  Prior to his time at Aspire International, he co-founded Intervis Corporation, a chip design consulting company. Mr. Wong was the principal consultant of Intervis from 1998 to 2000 and Director of ASIC Technology at Trebia from 2000 to February 2001. Mr. Wong has also worked with ATI Technologies, Genesis Microchip, and Philips in Hong Kong.

In addition to being a current member of the Board of the Company, Mr. Chun Ka Tsun brings nearly fifteen years of international finance expertise to the table. Specializing in corporate restructuring, corporate finance, and mergers and acquisitions, he has worked with and represent companies of all sizes and configurations. He also brings listing experience in Korea, Toronto, Hong Kong, Frankfurt, and in the United States, as well as experience in the private equity arena.

Ms. Wang has over twenty-five years of international company management experience. She was involved in several major IPO placements such as China Unicom public offer in Hong Kong Stock Exchange

Mr. Wang has over twenty-five years management experience in various area especially in the financial sector. He is the founder, chairman and general manager of the TianJing YingXing GuoJi Investment management, a private equity fund management company targeting the small to medium size business market.

Mrs. Yan has been the director of the Asia Cultural Foundation since 1995. She founded Hong Kong Tong Hui Real Estate Holding Group in 1995 focus in the real estate investment management. In 2005, she also founded a Beijing LongXing Investment holding company limited. And in 2010, she founded Hong Kong YingXing Equity Investment Group Limited focus in equity investment. She has over 10 year real estate and over private equity investment experience.

Family Relationships

There are no family relationships between any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Compensatory Arrangements

The Company has not entered into any compensatory agreements or plan with any of its officers or directors.

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SIGNATURES

Pursuant  to  the  requirements  of  the  Securities  Exchange  Act of 1934, the registrant  has  duly  caused this  report  to  be  signed on its behalf by the undersigned hereunto duly authorized.

INZON CORPORATION

May 1, 2012	By:	/s/ Chun Ka Tsun
Chun Ka Tsun
Chief Financial Officer

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